[On Chapman and Cutler LLP Letterhead]

December 7, 2021

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:

Valkyrie ETF Trust II
Registration Statement on Form 8-A

Ladies and Gentlemen:

On behalf of the Valkyrie Balance Sheet Opportunities ETF (the “Fund”), a series of the Valkyrie ETF Trust II (the “Trust”), we enclose herewith for filing pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, a Registration Statement of the Trust on Form 8-A covering the Fund’s shares of beneficial interest (the “Shares”).

On November 4, 2021, on behalf of the Fund, the Trust filed with the Securities and Exchange Commission a Registration Statement on Form N-1A (Registration Nos. 333-258722 and 811-23725) to register the Shares under the Securities Act of 1933, as amended.

The Shares are being listed on The Nasdaq Stock Market LLC and, accordingly, a copy of the Preliminary Prospectus which contains a description of the Shares has been transmitted for filing with The Nasdaq Stock Market LLC.

If you have any questions concerning this filing or require any additional information, please contact me at (312) 845-3273.

Very truly yours,

Chapman and Cutler llp

By	/s/ Morrison C. Warren
Morrison C. Warren

Enclosure

Securities and Exchange Commission
Washington, D.C.

Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

Valkyrie ETF Trust II
(Exact name of registrant as specified in its charter)
Delaware	See Exhibit 1
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
320 Seven Springs Way, Suite 250 Nashville, Tennessee 37027	37027
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of Beneficial Interest, of Valkyrie Balance Sheet Opportunities ETF	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-258722

Securities to be registered pursuant to Section 12(g) of the Act:

None
Title of Each Class to be Registered

Information Required in Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are shares of beneficial interest (the “Shares”), of Valkyrie Balance Sheet Opportunities ETF (the “Fund”), a series of Valkyrie ETF Trust II (the “Registrant”). An application for listing of the Shares of the Fund has been filed by The Nasdaq Stock Market LLC. A description of the Shares is contained in the Preliminary Prospectus, which is a part of the Post-Effective Amendment No. 3 on Form N-1A (Registration Nos. 333-258722 and 811-23725), filed with the Securities and Exchange Commission on November 4, 2021. Such description is incorporated by reference herein.

Item 2.	Exhibits

1.       Registrant’s Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a)(1) to the Registrant’s Pre-Effective Amendment No. 1 to the registration statement on Form N-1A filed October 13, 2021 (File Nos. 333-258722 and 811-23725).

2.       By-Laws of the Registrant, incorporated herein by reference to Exhibit (b) to the Registrant’s Pre-Effective Amendment No. 1 to the registration statement on Form N-1A filed filed October 13, 2021 (File Nos. 333-258722 and 811-23725).

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Valkyrie ETF Trust II

By:	/s/ Nick Bonos
Nick Bonos
President and Chief Executive Officer

December 7, 2021

Exhibit 1

Fund	I.R.S. Employer Identification No.
Valkyrie Balance Sheet Opportunities ETF	87-3165402